EXHIBIT 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED OPERATING AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED OPERATING AGREEMENT (this “Amendment”) is dated as of November 13, 2001 and entered into by and among the Members of BSST LLC, a Delaware limited liability company (the “Company”), and is made with reference to that certain Amended and Restated Operating Agreement, dated as of May 30, 2001 (the “Operating Agreement”), by and among the Members. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Operating Agreement.

RECITALS

WHEREAS, upon the achievement of the Milestone, pursuant to the Operating Agreement, the Initial Class A Member Options shall vest and the Class A Member shall receive certain anti-dilution protection provided by the Operating Agreement; and

WHEREAS, the Members wish to amend the time permitted for the achievement of the second objective of the Milestone by three months and recognize the accomplishment of the first objective of the Milestone.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and ocenatns herein contained, the parties hereto agree as follows:

Section 1. AMENDMENT OF EXHIBIT B

Exhibit B of the Operating Agreement is hereby deleted in its entirety and replaced with the new Exhibit B attached hereto.

Section 2. REPRESENTATIONS AND WARRANTIES

In order to induce the parties to enter into this Amendment, each party hereby represents and warrants to each other party that:

(a) such party has all requisite power and authority to enter into this Amendment and to carry out the transaction contemplated by, and perform its obligations under, the Operating Agreement as amended by this Amendment (the “Amended Agreement”);

(b) the execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary action on the part of such party;

(c) the execution and delivery by each party of this Amendment and the performance by each party of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such party, the organizational documents, if any, of such party or any order, judgment or decree of any court or other agency of government binding on such party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such party, (iii) result in or require the creation or imposition of any lien upon any of the properties or assets of such party, or (iv) if applicable, require any approval of stockholders or members, other than consents that have been obtained, or any approval or consent of any person under any contractual obligation of such party;

(d) the execution and delivery by each party of this Amendment and the performance by such party of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body; and

(e) this Amendment and the Amended Agreement have been duly executed and delivered by such party and are the legally valid and binding obligations of such party, enforceable against such party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 3. MISCELLANEOUS

A. References to and Effect on the Operating Agreement.

(i) Except as specifically amended by this Amendment, the Operating Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy under, the Operating Agreement by any Member.

B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

D. Effectiveness. This Amendment shall become effective upon the execution of counterparts hereof by the Class A Member and a Majority in Interests of all Members and receipt by the Company of written telephonic notification of such execution and authorization of delivery thereof.

E. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AMERIGON INCORPORATED, as the Series A Preferred Member

By:	/s/ O. B. Marx III
Name:	Oscar B. Marx III
Title:	Chairman & CEO

DR. LON E. BELL, as the Class A Common Member

/s/ Lon E. Bell

EXHIBIT B

Milestones

Below are the broad milestones that, if achieved by January 2003 in the case of the first milestone and by April 2003 in the case of the second milestone, (1) demonstrate significant advancement in thermoelectric technology and (2) represent an application with revenue potential that is a multiple of the initial $2,000,000 capital investment in BSST.

1.	Demonstrate a minimum of 30% improvement in Coefficient of Performance in cooling, when compared to best practice thermoelectric systems from Ferrotec, Marlow and Melcor (each recognized as a leader in thermoelectrics) as of January 2001 (“Base Time”)

A.	The improvement shall have a demonstrated theoretical basis and exhibit mechanical differences when compared to Base Time devices that cause the performance change.

B.	The improvement shall be demonstrated with both systems employing thermoelectric materials with the same Z (thermoelectric coefficient of performance) and at the same temperature change, ambient temperature and cooling power output.

2.	Construct and demonstrate a breadboard power generator that when used in cogeneration cycle, has 30% greater thermodynamic efficiency than thermoelectric power generators as of Base Time, and has 30% less waste heat flow to the cold side when used as a stand-alone device.

A.	Device shall produce 1000 watts power minimum from a heat source maintained at 475°C and a cold side maintained at 50°C, so as to approximate the operating conditions of a heat source such as an automobile catalytic converter.

B.	The improvement shall be demonstrated with both systems employing thermoelectric materials with the same Z (thermoelectric coefficient of performance) and at the same temperature change, ambient temperature and electrical power output.

The Board of Directors shall determine if the milestones have been met, and may use experts in thermodynamics to independently verify the experimental results. As of July 1, 2001, the Board of Directors has determined that the first milestone has been achieved by the Company.